Exhibit 10.11

REVOLVING LINE OF CREDIT NOTE

$1,500,000.00	Minneapolis, Minnesota
May 7, 2014

FOR VALUE RECEIVED, the undersigned CACHET FINANCIAL SOLUTIONS, INC., a Delaware corporation (“Cachet DE”), and CACHET FINANCIAL SOLUTIONS INC., a Minnesota corporation (“Cachet MN”) (Cachet MN and Cachet DE are jointly and severally obligated, and collectively referred to herein as, the “Borrower”), promise to pay to the order of MICHAEL J.  HANSON, whose current address is 2300 Territorial Road, Saint Paul, MN 55114 (“Lender”) at his current address, or at such other place as the Lender may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of up to ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

(a)                 Interest.  The outstanding principal balance of this Note shall bear interest (computed on the basis of a 365-day year, actual days elapsed) at a rate per annum equal to ten percent (10.0%).

(b)                 Payment of Interest.  Interest accrued on this Note shall be payable on the Maturity Date (as defined below).

BORROWING AND REPAYMENT:

(a)                 Borrowing and Repayment.  Borrower may at any time prior to the Maturity Date borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above.  The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the Lender less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the Lender.  The outstanding principal balance of this Note shall be due and payable in full on the earlier to occur of (a) the demand of Lender after the IPO (as defined below) or (b) September 30, 2014 (as applicable, the “Maturity Date”).

(b)                 Application of Payments.  Each payment made on this Note shall be credited first to any interest then due and second to the outstanding principal balance hereof.

(c)                 Conditions to Advances.  Notwithstanding anything to the contrary set forth in this Note, Lender shall have no obligation to make any advance hereunder, unless and until (1)  Borrower has obtained from Trooien Capital, LLC and from Michaelson Capital Partners, LLC (f/k/a Imperium Special Finance Fund, LP) written consent to the indebtedness evidenced hereby, in form and substance acceptable to Lender and (2) there shall be no default or event of default hereunder or with respect to any other obligation of Borrower to Lender.

CONVERSION:

Upon the consummation of an initial public offering of the  common stock of Cachet DE (the “IPO”), the Lender shall have the option at any time prior to the Maturity Date (the “Conversion Period”), to convert all or any portion of the principal and interest then outstanding into common stock of Cachet DE at the Discount Price.  Any portion of the principal and interest that the Lender does not convert to common stock during the Conversion Period shall be due and payable in full on the Maturity Date.

“Discount Percentage” means

(a) 15% if (i) the IPO is consummated on or before July 31, 2014, and (ii) the gross proceeds of the IPO are greater than $11,000,000;

(b) 20% if (i) (A) the IPO is consummated on or before July 31, 2014, and (B) the gross proceeds of the IPO are less than $11,000,000 or (ii) (A) the IPO is consummated after July 31, 2014, and (B) the gross proceeds of the IPO are greater than $11,000,000; or

(c) 25% if (i) the IPO is consummated after July 31, 2014, and (ii) the gross proceeds of the IPO are less than $11,000,000.

“Discount Price” means (a) the price at which shares of the Borrower’s common stock are sold in the IPO multiplied by (b) the sum of (i) 100% minus (ii) the Discount Percentage.

REGISTRATION RIGHTS:

The Borrower shall, at Lender’s option, include in the IPO any shares of common stock to be issued to the Lender upon conversion as described above (the “Shares”).  In the event that the underwriter(s) of the IPO determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten in the public offering, or if applicable law or SEC rules or guidance would prohibit the inclusions of any Shares, then the Shares may be excluded from the public offering, provided that in such event the Lender shall have piggyback registration rights relating to the Shares that are no less favorable than any such piggyback registration rights that have been or shall have been granted to any third party.  Borrower agrees to (i) execute and deliver, and cause its directors and officers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Lender, necessary or advisable to register the Shares as required under this paragraph, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the effective date, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Lender agrees to comply with the provisions of the securities or “blue sky” laws of any and all jurisdictions which the Lender shall designate.

EVENTS OF DEFAULT:

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)                 The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

(b)                 The filing of a petition by or against Borrower, under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower; Borrower becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of Borrower.

(c)                 Any default in the payment or performance of any obligation, or any defined default or event of default, under any provisions of any contract, instrument or document pursuant to which Borrower has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the Lender.

(d)                 Any financial statement provided by Borrower to Lender proves to be incorrect, false or misleading in any material respect.

(e)                 Any sale or transfer of all or a substantial or material part of the assets of Borrower other than in the ordinary course of its business.

(f)                 Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust, mortgage or other document executed in connection with or securing this Note.

MISCELLANEOUS:

(a)           Remedies.  Upon the occurrence of any Event of Default, the Lender, at the Lender’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the Lender to extend any further credit hereunder shall immediately cease and terminate.  The Borrower shall pay to the Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by the Lender in connection with the enforcement of the Lender’s rights and/or the collection of any amounts which become due to the Lender under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to any Borrower or any other person or entity.

(b)            Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

(c)            Intentionally Omitted.

(d)            Additional Collateral Security.  The obligations under this Note are secured by that certain Third Party Pledge of even date herewith executed by James L. Davis and that certain Third Party Pledge of even date herewith executed by Jeffrey C. Mack, each in favor of the Lender.

(e)            Lender’s Expenses.  Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses incurred by Lender in connection with this Note, including, but not limited to, reasonable legal expenses and attorneys’ fees sustained by Lender in connection with the preparation of this Note (in an amount not to exceed $10,000), the administration of the loan or the exercise of any right or remedy available to Lender hereunder (whether or not suit is commenced) or otherwise at law or in equity.

(f)            Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

(1)           Qualification of Undersigned.  The person executing this Note on behalf of Borrower is familiar with the facts herein represented and warranted and is duly authorized to represent and warrant the same and to execute this Agreement.

(2)           Representations and Warranties in Loan Agreement.  The representations and warranties of Borrower contained in that certain Loan and Security Agreement by and among the parties and dated as of March 4, 2014, are true and correct in all material respects as of the date of this Note as if such representations and warranties were made effective as of such date.

(3)           Organizational Documents.  The organizational documents of each Borrower remain in full force and effect and have not been amended or modified since March 4, 2014, the date on which the organizational documents were last certified by Borrower to Lender (other than as publicly disclosed).

(4)           Power to Perform.  Borrower has the power, under its organizational documents, to execute and deliver this Note and to perform the obligations required to be performed by Borrower hereunder.

(5)           Due Authorization.  The execution, delivery and performance by Borrower of this Note, and the issuance of Shares upon conversion as provided herein, have been duly authorized by all necessary action on the part of Borrower.  This Note has been duly executed and delivered by Borrower and, constitutes the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally.

(6)           Borrower’s Claims; Release of Lender.  Borrower acknowledges that it has no defenses, counterclaims or claims of offset with regard to its obligations under the Loan Agreement.  Borrower affirms that Lender has completely fulfilled the terms, provisions and conditions of the Loan Agreement to be performed by it through the date of this Note, and Borrower hereby releases, acquits and discharges all claims, demands, suits, debts, causes of action, damages and defenses that it now has, whether known or unknown, by reason of any performance or non-performance by Lender of its obligations under the Loan Agreement from the time of execution of the Loan Agreement through the date hereof.  Borrower has entered into the foregoing release freely and voluntarily upon its own information and investigation and after consultation with legal counsel of its choice.  Borrower is aware that it or its attorneys may discover facts different from or in addition to the facts that they now know or believe to be true with respect to the subject matter of the foregoing release, but it is its intention to, and it hereby does, fully, finally, absolutely and forever settle any and all claims, disputes and differences which now exist, or have ever existed in favor of Borrower against Lender.

[signatures on next page]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

CACHET FINANCIAL SOLUTIONS, INC., a Delaware corporation

/s/ Jeffrey C. Mack
By:	Jeffrey C. Mack
Its:	CEO

CACHET FINANCIAL SOLUTIONS INC., a Minnesota corporation

/s/ Jeffrey C. Mack
By:	Jeffrey C. Mack
Its:	CEO

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

LENDER:

/s/ Michael J. Hanson
Michael J. Hanson